Exhibit 10.24

WILLIAM LYON HOMES

2012 EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE OF THE PLAN

The purpose of the William Lyon Homes 2012 Equity Incentive Plan (the “Plan”) is (a) to provide an increased incentive for eligible participants to assert their best efforts by conferring benefits based on the achievement of certain performance goals; (b) to better align the interests of eligible participants with the interests of stockholders by providing an opportunity for increased stock ownership by such participants; and (c) to encourage such participants to remain in the service of the Company.

ARTICLE II

DEFINITIONS

2.1 “Administrator” shall mean the person(s) designated to administer the Plan pursuant to Section 4.2 hereof. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section 4.2, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s).

2.2 “Affiliate” shall mean (i) any person or entity that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company (including any Subsidiary) or (ii) any entity in which the Company has a significant equity interest, as determined by the Administrator.

2.3 “Applicable Law” shall mean the legal requirements relating to the administration of and issuance of securities under stock incentive plans, including, without limitation, the requirements of state corporations law, federal and state securities law, federal and state tax law, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted. For all purposes of the Plan, references to statutes and regulations shall be deemed to include any successor statutes and regulations, to the extent reasonably appropriate as determined by the Administrator.

2.4 “Award” shall mean an Option, a Restricted Stock award, a Restricted Stock Unit award, a Performance Award, a Dividend Equivalent award, a Deferred Stock award, a Deferred Stock Unit award, a Stock Payment award or a Stock Appreciation Right award, which may be granted pursuant to the provisions of the Plan (collectively, “Awards”).

2.5 “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Administrator hereunder, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Board” shall mean the Board of Directors of the Company.

2.7 “Cause,” unless otherwise provided in an Award Agreement, (i) shall have the meaning set forth in any employment, consulting or similar agreement with the Company or any of its Affiliates to which the applicable Participant is a party (an “Individual Agreement”), or (ii) if there is no such Individual Agreement or if it does not define Cause, shall mean (a) the failure of the Participant to perform his or her employment-related duties (other than any such failure as a result of the Participant’s physical or mental illness), (b) the Participant’s engaging in misconduct that has caused or is reasonably expected to result in injury to, or impair the goodwill of, the Company or any of its Affiliates, (c) the Participant’s violation of any policy of the Company or any of its Affiliates, including, but not limited to, any deliberate misuse or improper disclosure by the Participant of confidential or proprietary information of the Company or any of its Affiliates; (d) the Participant’s personal dishonesty or breach of fiduciary duty; (e) an act of fraud, conversion, misappropriation, or embezzlement by the Participant; (f) the Participant’s indictment or conviction of, or entering a plea of guilty to, a crime that constitutes a felony, or (g) the breach by the Participant of any of his or her obligations under any written agreement or covenant with the Company or any of its Affiliates.

2.8 “Change in Control,” with respect to a Participant, shall mean the definition of a “Change in Control” in such Participant’s employment agreement with the Company, and, in the absence of such employment agreement or definition, “Change in Control” shall mean the occurrence of any of the following events:

(i) The direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than 50% of the voting power of the issued and outstanding voting securities of the Company or of WLH in a single transaction or a series of related transactions;

(ii) The direct or indirect sale or transfer by the Company or WLH of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions;

(iii) The merger, consolidation or reorganization of the Company or WLH with or into another corporation or other entity other than a transaction after which no Person or Group (other than the Lyon Group, Paulson Group or Luxor Group) beneficially owns voting securities representing 50% or more of the combined voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization;

(iv) During any consecutive two-year period, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(v) The consummation of a complete liquidation or dissolution of the Company or WLH.

Notwithstanding the foregoing, the sale of substantially all of the assets to, or the acquisition of Beneficial Ownership of more than 50% of the issued and outstanding voting securities of the Company by (A) one or more Eligible Class B Common Stockholders (as defined in the Company’s amended and restated certificate of incorporation) or (B) the Luxor Group, Lyon Group or Paulson Group, in each case of (A) or (B), shall not constitute a “Change in Control.” For purposes of this definition, the terms “Affiliate,” “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Exchange Act. For purposes of this definition, term “Lyon Group” shall mean William Lyon and/or Willa Dean Lyon or any of his or her direct descendants or any trust or family limited liability company or partnership for the benefit of William Lyon and/or Willa Dean Lyon or his or her direct descendants; the term “Luxor Group” shall mean Luxor Capital Partners, LP and/or certain funds and accounts managed by Luxor Capital Partners, LP; and the term “Paulson Group” shall mean Paulson & Co. Inc. and/or funds or accounts managed by Paulson & Co. Inc. or its wholly-owned subsidiaries.

In addition, notwithstanding any provision of clauses (i) – (v) above, in no event shall (X) the closing of a public offering of common stock of the Company or WLH pursuant to a registration statement declared effective under the Securities Act, (Y) the conversion of any class of “Stock” (as such term is defined in the Amended and Restated Certificate of Incorporation, as the same may be amended from time to time) of the Company in accordance with the terms of the Amended and Restated Certificate of Incorporation, or (Z) additional issuance of any Shares of any class of “Stock” (as such term is defined in the Amended and Restated Certificate of Incorporation, as the same may be amended from time to time), in each case of (X), (Y) or (Z), constitute a Change in Control.

2.9 “Class A Common Stock” shall mean the Class A Common Stock, $0.01 par value per share, of the Company, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

2.10 “Class D Common Stock” shall mean the Class D Common Stock, $0.01 par value per share, of the Company, as such term is defined in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time.

2.11 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, together with the Treasury regulations and official guidance promulgated thereunder.

2.12 “Committee” shall mean the Committee constituted under Section 4.2 to administer the Plan.

2.13 “Company” shall mean William Lyon Homes, a Delaware corporation.

2.14 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary that qualifies as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

2.15 “Continuous Status as a Service Provider” shall mean that the service relationship is not interrupted or terminated by the Company, by any Subsidiary, or by the Employee, Consultant or Non-Employee Director, as the case may be. Continuous Status as a Service Provider will not be considered interrupted: (i) in the case of any leave of absence approved by the Administrator, including sick leave, military leave, or any other personal leave; provided, that for purposes of Incentive Stock Options, any such leave may not exceed 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

2.16 “Deferred Stock” shall mean a right to receive Shares awarded under Section 8.4.

2.17 “Deferred Stock Unit” shall mean a right to receive Shares awarded under Section 8.5.

2.18 “Disability” shall mean total and permanent disability as defined in Section 22(e)(3) of the Code.

2.19 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section 8.2.

2.20 “Employee” shall mean any employee of the Company or Subsidiary.

2.21 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.22 “Fair Market Value” shall mean, as of any date, the value of a Share determined as follows:

(i) With respect to a share of Class A Common Stock,

(A) If such shares are listed on any established stock exchange or a national market system, the Fair Market Value of such a share will be (i) the closing sales price for such shares as quoted on that system or exchange (or the system or exchange with the greatest volume of trading in shares) on the last market trading day prior to the day of determination, or, if there is no closing sales price for a share on the date in question, the closing sales price for a share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator considers reliable.

(B) If such shares are regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a share will be the mean between the high bid and low asked prices for the shares on (x) the last market trading day prior to the day of determination, or (y) the day of determination, as the Administrator may select, as reported in The Wall Street Journal or any other source the Administrator considers reliable.

(C) (i) If such shares are not traded as set forth above, the Fair Market Value will be determined in good faith by the Administrator in accordance with Section 409A of the Code, such determination by the Administrator to be final, conclusive and binding.

(ii) The Fair Market Value of a share of Class D Common Stock shall be equal to the Fair Market Value of the number of shares of Class A Common Stock into which such share of Class D Common Stock is convertible, which Fair Market Value shall be determined as set in clause (i) above.

2.23 “Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

2.24 “Non-Employee Director” shall mean a member of the Board of the Company who is not an Employee.

2.25 “Nonqualified Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option.

2.26 “Option” shall mean an option granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Administrator shall determine.

2.27 “Optioned Stock” shall mean the Shares subject to an Option (including Shares acquired upon exercise of an Option).

2.28 “Optionee” shall mean a Participant who holds an outstanding Option.

2.29 “Participant” shall mean an Employee, Consultant or Non-Employee Director who is selected by the Administrator to receive an Award under the Plan.

2.30 “Plan” shall have the meaning set forth in Article I.

2.31 “Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 8.1.

2.32 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, if and when such provision becomes applicable to the Company or WLH.

2.33 “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(i) The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) gross or net sales or revenue; (iii) net income (either before or after taxes); (iv) adjusted net income; (v) operating earnings or profit; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on assets; (viii) return on capital; (ix) return on stockholders’ equity; (x) total stockholder return; (xi) return on sales; (xii) gross or net profit or operating margin; (xiii) costs; (xiv) expenses; (xv) working capital; (xvi) earnings per share; (xvii) adjusted earnings per share; (xviii) price per share; (xix) regulatory body approval for commercialization of a product; (xx) implementation or completion of critical projects; (xxi) market share; and (xxii) economic value, any of which may be measured either in absolute terms or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.

(ii) The Administrator, in its sole discretion, may provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

2.34 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. The achievement of each Performance Goal shall be determined, to the extent applicable, with reference to applicable accounting standards.

2.35 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

2.36 “Performance Stock Unit” shall mean a Performance Award awarded under Section 8.1, which is denominated in units of value including dollar value of Shares.

2.37 “Restricted Period” shall have the meaning set forth in Section 6.4.

2.38 “Restricted Stock” or “Restricted Stock Award” shall mean any Share issued under Article VI with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Administrator, in its sole discretion, may impose (including the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Administrator may deem appropriate.

2.39 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article VII.

2.40 “Securities Act” shall mean the Securities Act of 1933, as amended.

2.41 “Shares” shall mean the Class D Common Stock; provided, however, upon the occurrence of the Conversion Date (as defined in the Company’s Amended and Restated Certificate of Incorporation, as the same may be amended from time to time), the term “Shares” shall refer to the Class A Common Stock; provided, further, the identity and nature of the Shares may be adjusted pursuant to Section 12.2. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market, as applicable.

2.42 “Stock Appreciation Right” shall mean a stock appreciation right granted under Article IX.

2.43 “Stock Payment” shall mean (a) a payment in the form of Shares, or (b) an option or other right to purchase Shares, as part of a bonus, deferred compensation or other arrangement, awarded under Section 8.3.

2.44 “Subsidiary” shall mean any entity other than the Company (whether organized as a corporation, any form of partnership or a limited liability company) in an unbroken chain of entities beginning with the Company if, at the time of the granting of the Award, each of the entities other than the last entity in the unbroken chain owns stock, or partnership of membership interests, as applicable, possessing 50% or more of the total combined voting power of such interests in one of the other entities in the chain.

2.45 “Substitute Award” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.46 “WLH” shall mean William Lyon Homes, Inc., a California corporation.

ARTICLE III

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares; Award Limits.

(a) Subject to adjustment as provided in Section 12.2, a total of 13,699,565 Shares shall be authorized for issuance under the Plan.

(b) If any Award forfeits, expires, settles in cash or becomes unexercisable without having been exercised in full, the Shares that were not purchased or received or that were cancelled will become available for future grant under the Plan (unless the Plan has terminated). If the Company purchases Shares that were issued pursuant to the exercise or settlement of an Award, however, those reacquired Shares will not be available for future grant under the Plan.

(c) In the event that (i) any Option or Stock Appreciation Right granted under the Plan is exercised through the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, or (ii) withholding tax liabilities arising from such Awards under the Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then the Shares so tendered or withheld shall again be available for Awards under the Plan. Substitute Awards shall not reduce the Shares authorized for grant or issuance under the Plan. Notwithstanding the provisions of this Section 3.1(c), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(d) From and after such time as a class of securities of the Company is registered pursuant to Section 12 of the Exchange Act and this Plan becomes subject to the requirements of Section 162(m) of the Code, and subject to Section 12.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one Participant during any calendar year shall be 5,000,000, and the maximum aggregate amount of cash that may be paid in cash to any one Participant during any calendar year with respect to one or more Awards settled in cash shall be $5,000,000.

ARTICLE IV

ELIGIBILITY AND ADMINISTRATION

4.1 Eligibility. Any (i) Employee who is part of senior management, a senior project manager or a key employee, (ii) Consultant or (iii) Non-Employee Director shall be eligible to be selected by the Administrator as a Participant in the Plan.

4.2 Administration.

(a) Composition of the Administrator. The Plan will be administered by (A) the Board, or (B) a Committee of the Board designated by the Board, which Committee will be constituted to satisfy Applicable Law (in either case, such body is referred to herein as the Administrator). Once appointed, a Committee will serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan. Notwithstanding the foregoing, unless the Board expressly resolves to the contrary, from and after such time as a class of securities of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan will be administered only by a Committee, which will then consist solely of persons who are both “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act, “independent directors” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded, and “outside directors” within the meaning of Section 162(m) of the Code; provided, however, the failure of the Committee to be composed solely of individuals who are both “non-employee directors” and “outside directors” shall not render ineffective or void any awards or grants made by, or other actions taken by, such Committee. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or any successor rule, or Section 162(m) of the Code, or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

(b) Powers of the Administrator. Subject to the provisions of the Plan, the Administrator will have the authority, in its discretion:

(ii) to select the Participants to whom Awards may be granted;

(iii) to determine whether and to what extent Awards are granted, and whether Options are intended as Incentive Stock Options or Nonqualified Stock Options;

(iv) to determine the number of Shares to be covered by each Award granted;

(v) to approve forms of Award Agreements;

(vi) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award, including, but not limited to, (A) the exercise price, (B) the time or times when an Award may be exercised or vested, which may be based on Performance Criteria or other reasonable conditions such as Continuous Status as a Service Provider, (C) any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award, based in each case on factors that the Administrator determines in its sole discretion;

(vii) to construe and interpret the terms of the Plan and any Award Agreement;

(viii) to prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

(ix) to modify or amend each Award, subject to Section 12.1;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to accelerate the vesting or exercisability of an Award;

(xii) to determine the terms and restrictions applicable to Awards; and

(xiii) to make all other determinations it considers necessary or advisable for administering the Plan.

4.3 Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all holders of Awards and their beneficiaries. The Administrator shall not be required to exercise its authority or discretion on a uniform basis, but may instead make decisions on a case-by-case basis, treating Participants (even though similarly situated) differently.

4.4 Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

4.5 Delegation of Authority. To the extent permitted by Applicable Law, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article IV; provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, (b) “covered employees” within the meaning of Section 162(m) of the Code, or (c) officers of the Company (or directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code and other Applicable Law. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 4.5 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE V

OPTIONS

5.1 Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article V and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Administrator shall deem desirable.

5.2 Option Price. The option price per each Share purchasable under any Option granted pursuant to this Article V shall not be less than 100% of the Fair Market Value of such Share on the date of grant of such Option, subject to Section 5.6.

5.3 Option Period. The term of each Option shall be set forth in the Award Agreement for such Option and shall not exceed ten years, subject to Section 5.6.

5.4 Exercise of Options. Vested Options granted under the Plan shall be exercised by the Participant as to all or part of the whole Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) with the consent of the Administrator, by withholding Shares otherwise issuable in connection with the exercise of the Option, (c) through any other method specified in an Award Agreement, (d) through the tender or attestation of previously held Shares, or (e) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Administrator may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Administrator may from time to time prescribe. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

5.5 Form of Settlement. In its sole discretion, the Administrator may provide, at the time of grant, that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities, or may reserve the right so to provide after the time of grant.

5.6 Incentive Stock Options. With respect to the Options that may be granted by the Administrator under the Plan, the Administrator may grant Options intended to qualify as Incentive Stock Options to any Employee of the Company or Subsidiary, subject to the requirements of Section 422 of the Code. The Award Agreement of an Option intended to qualify as an Incentive Stock Option shall designate the Option as an Incentive Stock Option. Notwithstanding the provisions of Section 5.2, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant. Notwithstanding the provisions of Section 5.3, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, the term of the Incentive Stock Option will be five years from the date of grant or any shorter term specified in the Award Agreement. Notwithstanding the foregoing, if the Shares subject to an Employee’s Incentive Stock Options (granted under all plans of the Company or Subsidiary), which become exercisable for the first time during any calendar year, have an aggregate Fair Market Value in excess of $100,000, the Options accounting for this excess will be not be treated as Incentive Stock Options and will instead be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the time of grant, in accordance with Section 422 of the Code.

5.7 Termination of Service Relationship. Unless otherwise provided in the Award Agreement, if a Participant holds exercisable Options on the date his or her Continuous Status as a Service Provider terminates (other than because of termination due to Cause, death or Disability), the Participant may exercise the Options that were vested and exercisable as of the date of termination until the end of the original term or for a period of ninety (90) days (or such other period as is set forth in the Award Agreement or determined by the Administrator) following such termination, whichever is earlier. If the Participant is not entitled to exercise his or her entire Option at the date of such termination, the Shares covered by the unexercisable portion of the Option shall be forfeited immediately and revert to the Plan, unless otherwise set forth in the Award Agreement or other written agreement with the Company or determined by the Administrator. The Administrator may determine in its sole discretion that such unexercisable portion of the Option will become exercisable at such times and on such terms as the Administrator may determine in its sole discretion. If the

Participant does not exercise an Option within the time specified above after termination, that Option will expire and terminate, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Administrator.

5.8 Disability of Participant. If a Participant holds Options on the date his or her Continuous Status as a Service Provider terminates because of Disability, the Participant may exercise any Options that have vested on or prior to the date of such termination until the end of the original term or for a period of 6 months (or such other period as is set forth in the Award Agreement or otherwise determined by the Administrator) following such termination, whichever is earlier. Any Options held by the Participant that have not vested on or prior to the date of such termination shall be immediately forfeited and revert to the Plan. If the Participant does not exercise a vested Option within the time period specified above, that Option shall expire and terminate, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Administrator.

5.9 Death of Participant. If a Participant holds Options on the date of his or her death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise any Options that have vested on or prior to the date of death until the end of the original term or for a period of 6 months (or such other period as is set forth in the Award Agreement or otherwise determined by the Administrator) following the date of death, whichever is earlier. Any Options held by the Participant that have not vested prior to the time of death shall be immediately forfeited and revert to the Plan. If the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise an Option within the time period specified above, that Option will expire and terminate, and the Shares covered by it will revert to the Plan, except as otherwise determined by the Administrator.

5.10 Termination for Cause. If an Optionee’s Continuous Status as a Service Provider is terminated for Cause, then all unvested Options held by Optionee shall immediately be terminated and cancelled.

5.11 Disqualifying Dispositions of Incentive Stock Options. A Participant shall give the Company prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Participant, or (b) one year after the transfer of such Shares to such Participant.

5.12 Rights as a Stockholder. Shares issued upon exercise of Options will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to receive dividends or any other rights as a stockholder will exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued. Notwithstanding the foregoing, the Administrator in its discretion may require the Company to retain possession of any certificate evidencing Shares acquired upon exercise of an Option, if those Shares remain subject to restrictions on transfer or subject to repurchase under the provisions of the Award Agreement or any other agreement between the Company and the Optionee, or if those Shares are collateral for a loan or obligation due to the Company.

ARTICLE VI

RESTRICTED STOCK AWARDS

6.1 Grants. Restricted Stock Awards may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan. Subject to the express provisions and limitations of the Plan, the Administrator, in its sole and absolute discretion, may grant Restricted Stock Awards to Participants for a number of Shares on such terms and conditions, including, but not limited to, vesting subject to the satisfaction of the performance goals determined by the Administrator and set forth in the Award Agreement and to such Participants as it deems advisable and specifies in the respective Award Agreements. Subject to the limitations and restrictions set forth in the Plan, a Participant who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Administrator shall so determine. The provisions of Restricted Stock Awards need not be the same with respect to any Participant. The Administrator has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.

6.2 Purchase Price. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.

6.3 Disability or Death of Participant. If a Participant holds Restricted Stock Awards on the date his or her Continuous Status as a Service Provider terminates because of Disability or the Participant’s death, any Restricted Stock Awards that the Participant holds at the time of such termination or death that have not vested shall be forfeited, unless otherwise provided in the Award Agreement or any other written agreement entered into between the Participant and the Company.

6.4 Restrictions. The Administrator, in its sole and absolute discretion, may impose restrictions in connection with any Restricted Stock Award, including without limitation, (i) imposing a restricted period during which all or a portion of the Shares subject to the Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise encumbered (the “Restricted Period”), (ii) providing for a vesting schedule with respect to such Shares such that if a Participant ceases to provide services to the Company during the Restricted Period or fails to meet the performance goals, if any, set forth in the Award Agreement, some or all of the Shares subject to the Award shall be immediately forfeited and returned to the Company. The Administrator may, at any time, reduce or terminate the Restricted Period. Each certificate issued in respect of Shares pursuant to a Restricted Stock Award which is subject to restrictions shall be registered in the name of the Participant, shall be deposited by the Participant with the Company together with a stock power endorsed in blank and shall bear an appropriate legend summarizing the restrictions imposed with respect to such Shares.

6.5 Rights as Stockholder. Subject to the terms of any agreement governing a Restricted Stock Award, the holder of a Restricted Stock Award shall have all the rights of a stockholder with respect to the Shares issued pursuant to a Restricted Stock Award; provided, however, that dividends or distributions paid with respect to any such Shares which have not vested shall be deposited with the Company and shall be subject to forfeiture until the underlying Shares have vested unless otherwise provided by the Administrator in its sole discretion. A Participant shall not be entitled to interest with respect to the dividends or distributions so deposited.

6.6 Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE VII

RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any eligible participant selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

7.2 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Participant to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

7.3 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Participant’s duration of service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

7.4 Maturity and Payment. At the time of grant, the Administrator shall specify the maturity date applicable to each grant of Restricted Stock Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Participant (if permitted by the applicable Award Agreement); provided, that, except as otherwise determined by the Administrator, set forth in any applicable Award Agreement, and subject to compliance with Section 409A of the Code, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall transfer to the Participant one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Shares as determined by the Administrator, subject to Section 13.1.

7.5 Payment upon Termination of Continuous Status as a Service Provider. An Award of Restricted Stock Units shall only be payable during the Participant’s Continuous Status as a Service Provider; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a termination of service in certain events, including a Change in Control, the Participant’s death, retirement or Disability or any other specified termination of Continuous Status as a Service Provider.

7.6 No Rights as a Stockholder. Unless otherwise determined by the Administrator, a Participant shall possess no incidents of ownership with respect to the Shares represented by such Restricted Stock Units, unless and until such Shares are transferred to the Participant pursuant to the terms of this Plan and the Award Agreement.

ARTICLE VIII

PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, STOCK PAYMENTS,

DEFERRED STOCK, DEFERRED STOCK UNITS

8.1 Performance Awards. The Administrator is authorized to grant Performance Awards, including Awards of Performance Stock Units, to any eligible participant and to determine whether such Performance Awards shall be Performance-Based Compensation. The value of Performance Awards, including Performance Stock Units, may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Administrator, in each case on a specified date or dates or over any period or periods and in such amounts as may be determined by the Administrator. Performance Awards, including Performance Stock Unit awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator.

8.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator based on dividends declared on the Class D Common Stock, to be credited as of dividend payment dates with respect to dividends with record dates that occur during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

8.3 Stock Payments. The Administrator is authorized to make Stock Payments to any eligible participant. The number or value of Shares of any Stock Payment shall be determined by the Administrator and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Subsidiary, determined by the Administrator. Shares underlying a Stock Payment which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until those conditions have been satisfied. Unless otherwise provided by the Administrator, a holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such eligible participant.

8.4 Deferred Stock. The Administrator is authorized to grant Deferred Stock to any eligible participant. The number of shares of Deferred Stock shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the Administrator. Shares underlying a Deferred Stock award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall be issued on the vesting date(s) or date(s) that those conditions and criteria have been satisfied, as applicable. Unless otherwise provided by the Administrator, a holder of Deferred Stock shall have no rights as a Company stockholder with respect to such Deferred Stock until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the holder.

8.5 Deferred Stock Units. The Administrator is authorized to grant Deferred Stock Units to any eligible participant. The number of Deferred Stock Units shall be determined by the Administrator and may (but is not required to) be based on one or more Performance Criteria or other specific criteria, including service to the Company or any Subsidiary, as the Administrator determines, in each case on a specified date or dates or over any period or periods determined by the

Administrator. Each Deferred Stock Unit shall entitle the holder thereof to receive one Share on the date the Deferred Stock Unit becomes vested or upon a specified settlement date thereafter (which settlement date may (but is not required to) be the date that such holder’s Continuous Status as a Service Provider ceases. Shares underlying a Deferred Stock Unit award which is subject to a vesting schedule or other conditions or criteria set by the Administrator shall not be issued until on or following the date that those conditions and criteria have been satisfied. Unless otherwise provided by the Administrator, a holder of Deferred Stock Units shall have no rights as a Company stockholder with respect to such Deferred Stock Units until such time as the Award has vested and any other applicable conditions and/or criteria have been satisfied and the Shares underlying the Award have been issued to the holder.

8.6 Term. The term of a Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award shall be established by the Administrator in its sole discretion.

8.7 Purchase Price. The Administrator may establish the purchase price of a Performance Award, Shares distributed as a Stock Payment award, shares of Deferred Stock or Shares distributed pursuant to a Deferred Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

8.8 Termination of Service. A Performance Award, Stock Payment award, Dividend Equivalent award, Deferred Stock award and/or Deferred Stock Unit award is distributable only while the Participant is in Continuous Status as a Service Provider. The Administrator, however, in its sole discretion, may provide that the Performance Award, Dividend Equivalent award, Stock Payment award, Deferred Stock award and/or Deferred Stock Unit award may be distributed subsequent to a termination of Continuous Status as a Service Provider in certain events, including a Change in Control, the Participant’s death, retirement or Disability or any other specified termination of Continuous Status as a Service Provider.

ARTICLE IX

STOCK APPRECIATION RIGHTS

9.1 Grant of Stock Appreciation Rights.

(i) The Administrator is authorized to grant Stock Appreciation Rights to eligible participants from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

(ii) A Stock Appreciation Right shall entitle the holder (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Administrator may impose. The exercise price per Share subject to each Stock Appreciation Right shall be set by the Administrator, but shall not be less than 100% of the Fair Market Value on the date the Stock Appreciation Right is granted.

9.2 Stock Appreciation Right Vesting.

(i) The period during which the right to exercise, in whole or in part, a Stock Appreciation Right vests in the Participant shall be set by the Administrator and the Administrator may determine that a Stock Appreciation Right may not be exercised in whole or in part for a specified period after it is granted. Such vesting may be based on service with the Company or any Subsidiary, any of the Performance Criteria, or any other criteria selected by the Administrator. Except as limited by the Plan, at any time after grant of a Stock Appreciation Right, the Administrator, in its sole discretion and subject to whatever terms and conditions it selects, may accelerate the period during which a Stock Appreciation Right vests.

(ii) No portion of a Stock Appreciation Right which is unexercisable upon the termination of a Participant’s Continuous Status as a Service Provider shall thereafter become exercisable, except as may be otherwise provided by the Administrator in the applicable Award Agreement or other written agreement with the Company or as determined by the Administrator.

9.3 Exercise of Stock Appreciation Rights. Vested Stock Appreciation Rights granted under the Plan shall be exercised by the Participant as to all or part of the whole Shares covered thereby, by the giving of written notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased, accompanied by payment of the full purchase price for the Shares being purchased. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (a) in cash or by certified check or bank check or wire transfer of immediately available funds, (b) with the consent of the Administrator, by withholding Shares otherwise issuable in connection with the exercise of the Stock Appreciation Right, (c) through any other method specified in an Award Agreement, (d) through the tender or attestation of previously held Shares, or (e) any combination of any of the foregoing. The notice of exercise, accompanied by such payment, shall be delivered to the Company at its principal business office or such other office as the Administrator may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Administrator may from time to time prescribe. In no event may any Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.

9.4 Stock Appreciation Right Term. The term of each Stock Appreciation Right (the “Stock Appreciation Right Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Stock Appreciation Right Term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Administrator shall determine the time period, including the time period following a termination of Continuous Status as a Service Provider, during which the Participant has the right to exercise the vested Stock Appreciation Rights, which time period may not extend beyond the last day of the Stock Appreciation Right Term applicable to such Stock Appreciation Right. Except as limited by the requirements of Section 409A of the Code or the first sentence of this Section 9.4, the Administrator may extend the Stock Appreciation Right Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Stock Appreciation Rights may be exercised, in connection with any Participant’s termination of Continuous Status as a Service Provider, and may amend, subject to Section 12.1, any other term or condition of such Stock Appreciation Right relating to such a termination of Continuous Status as a Service Provider.

9.5 Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article IX shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

ARTICLE X

TAXES

10.1 Withholding Obligations. The Company will have the right to take whatever steps the Administrator deems necessary or appropriate to comply with all applicable foreign, federal, state, local, and employment tax withholding requirements, and the Company’s obligations to deliver Shares upon the exercise or settlement of an Award will be conditioned upon compliance with all such withholding tax requirements. Without limiting the generality of the foregoing, upon the exercise or settlement of an Award, the Company will have the right to withhold taxes from any other compensation or other amounts which it may owe to the Participant, or to require the Participant to pay to the Company the amount of any taxes which the Company may be required to withhold with respect to the Shares issued on such exercise or settlement. Without limiting the generality of the foregoing, the Administrator, in its discretion, may authorize the Participant to satisfy all or part of any withholding tax liability by (a) having the Company withhold from the Shares which would otherwise be issued in connection with the exercise or settlement of an Award that number of Shares having a Fair Market Value, as of the date that the Award is exercised or settled, as the case may be, equal to or less than the amount of the Company’s minimum statutory withholding tax obligation, or (b) by delivering to the Company previously-owned and unencumbered Shares having a Fair Market Value, as of the date that the Award is exercised or settled, equal to or less than the amount of the Company’s minimum statutory withholding tax obligation.

ARTICLE XI

CHANGE IN CONTROL

11.1 Impact of a Change in Control. The terms of any Award Agreement may provide that, upon a Change in Control of the Company, (a) Options and/or Stock Appreciation Rights outstanding as of the date of the Change in Control shall immediately vest and become fully exercisable, or (b) restrictions on Awards shall lapse and the Awards shall become free of all restrictions and limitations and become fully vested. In addition, notwithstanding any other provision of the Plan, the Administrator, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, (a) each Option and/or Stock Appreciation Right shall remain exercisable for only a limited period of time determined by the Administrator (provided that they remain exercisable for at least 15 days after notice of such action is given to the Participants), (b) any or all of the unvested Options and/or Stock Appreciation Rights outstanding as of the date of the Change in Control shall become vested and fully exercisable, (c) any or all outstanding Awards shall be free of restrictions and limitations and become fully vested and/or (d) each Option and/or Stock Appreciation Right shall terminate within a specified number of days after notice to the Participant, and such Participant shall receive, with respect to each Share subject to such Option and/or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Administrator, in its discretion, shall determine. Notwithstanding the foregoing, the Administrator will take no action that would subject any Participant to a penalty tax under Section 409A of the Code.

ARTICLE XII

GENERALLY APPLICABLE PROVISIONS

12.1 Amendment and Modification of the Plan. The Administrator may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by Applicable Law.

12.2 Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, Shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Administrator, in its sole discretion, deems equitable or appropriate, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Administrator deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Administrator may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number. Where an adjustment under this Section 12.2 is made to an Incentive Stock Option, the adjustment will be made in a manner which will not be considered a “modification” under the provisions of subsection 424(h)(3) of the Code and Section 409A of the Code.

12.3 Transferability of Awards. Except as provided below, and except as otherwise authorized by the Administrator in an Award Agreement, no Award, and no Shares subject to Awards that have not been issued or as to which any applicable restriction or performance period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative.

(a) Designation of Beneficiary. A Participant may file a written designation of a beneficiary who is to receive any Awards that remain unexercised in the event of the Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for the designation to be effective. The Participant may change such designation of beneficiary at any time by written notice to the Administrator, subject to the above spousal consent requirement.

(b) Effect of No Designation. If a Participant dies and there is no beneficiary validly designated and living at the time of the Participant’s death, the Company will deliver such Participant’s Awards to the executor or administrator of his or her estate, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Awards to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) Death of Spouse or Dissolution of Marriage. If a Participant designates his or her spouse as beneficiary, that designation will be deemed automatically revoked if the Participant’s marriage is later dissolved. Similarly, any designation of a beneficiary will be deemed automatically revoked upon the death of the beneficiary if the beneficiary predeceases the Participant. Without limiting the generality of the preceding sentence, the interest in Awards of a spouse of a Participant who has predeceased the Participant or whose marriage has been dissolved will automatically pass to the Participant, and will not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor will any such interest pass under the laws of intestate succession.

(d) Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award, which may include the term of the Award, the provisions applicable in the event of the Participant’s termination of Continuous Status as a Service Provider, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

ARTICLE XIII

MISCELLANEOUS

13.1 Issuance of Shares. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Shares under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all Applicable Law (including, without limitation, the requirements of the Securities Act or the laws of any state), and the applicable requirements of any securities exchange or similar entity.

13.2 Registration. The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

13.3 Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

13.4 Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument evidencing the Award and delivered a copy thereof to the Company, and otherwise complied with the then applicable terms and conditions.

13.5 Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s beneficiaries.

13.6 Cancellation of Award. Notwithstanding anything to the contrary contained herein, all outstanding Awards granted to any Participant may be canceled in the discretion of the Administrator if the Participant’s Continuous Status as a Service Provider is terminated for Cause, or if, after the termination of the Participant’s Continuous Status as a Service Provider, the Administrator determines that Cause existed before such termination.

13.7 Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under Applicable Law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

13.8 Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

13.9 Severability. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

13.10 Construction. All references in the Plan to “Section,” “Sections,” or “Article” are intended to refer to the Section, Sections or Article, as the case may be, of the Plan. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

13.11 Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

13.12 Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of California and construed accordingly.

13.13 Effective Date of Plan; Termination of Plan. The Plan shall be effective on the date of its adoption by the Board, subject to the approval of the Plan, within twelve (12) months thereafter, by affirmative votes representing a majority of the votes cast under Applicable Law at a duly constituted meeting of the stockholders of the Company. After the adoption of the Plan by the Board, Awards may be made, but all such Awards shall be subject to stockholder approval of the Plan in accordance with the first sentence of this Section 13.13, and no Options or Stock

Appreciation Rights may be exercised prior to such stockholder approval of the Plan. If the stockholders do not approve the Plan in the manner set forth in the first sentence of this Section 13.13, the Plan, and all Awards granted hereunder, shall be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan (unless the Board sooner suspends or terminates the Plan under Section 12.1), on which date the Plan will expire except as to Awards then outstanding under the Plan.

13.14 Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

WILLIAM LYON HOMES

2012 EQUITY INCENTIVE PLAN

CALIFORNIA SUPPLEMENT

This supplement is intended to satisfy the requirements of Section 25102(o) of the California Corporations Code and the regulations issued thereunder (“Section 25102(o)”). Notwithstanding anything to the contrary contained in the Plan and except as otherwise determined by the Administrator, the provisions set forth in this supplement shall apply to all Awards granted under the Plan to a Participant who is a resident of the State of California on the date of grant (a “California Participant”) and which are intended to be exempt from registration in California pursuant to Section 25102(o). This supplement shall not apply to Awards granted to California Participants or after the date on which the Company becomes a Publicly Listed Company (as defined below). Definitions in the Plan are applicable to this supplement.

1. Additional Limitations On Options.

a. Maximum Duration of Options. No Options granted to California Participants will be granted for a term in excess of 10 years.

b. Minimum Exercise Period Following Termination. Unless a California Participant has a termination of Continuous Status as a Service Provider for Cause, in the event of the termination of such Participant’s Continuous Status as a Service Provider, to the extent required by Applicable Law, he or she shall have the right to exercise an Option, to the extent that he or she was otherwise entitled to exercise such Option on the date employment terminated, as follows: (i) at least six months from the date of termination, if termination was caused by such Participant’s death or Disability and (ii) at least 30 days from the date of termination, if termination was caused other than by such Participant’s death or Disability.

2. Additional Limitations For Restricted Stock Units and Other Stock-Based Awards. The terms of all stock-based awards granted to California Participants shall comply, to the extent applicable, with Section 260.140.41 or Section 260.140.42 of the California Code of Regulations.

3. Adjustments. The Administrator will make such adjustments to an Award held by a California Participant as may be required by Section 260.140.41 or Section 260.140.42 of the California Code of Regulations.

4. Additional Requirement To Provide Information To California Participants. To the extent required by Section 260.140.46 of the California Code of Regulations, the Company shall provide to each California Participant and to each California Participant who acquires Shares pursuant to the Plan, not less frequently than annually, copies of annual financial statements (which need not be audited). The Company shall not be required to provide such statements to key persons whose duties in connection with the Company assure their access to equivalent information. In addition, this information requirement shall not apply to the Plan to the extent that it complies with all conditions of Rule 701 of the Securities Act (“Rule 701”) as determined by the Administrator; provided, that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701.

5. Shareholder Approval; Additional Limitations On Timing Of Awards. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s adoption of the Plan. Awards may be granted or awarded prior to such shareholder approval; provided, that no Award granted to a California Participant shall become exercisable, vested or realizable, as applicable to such Award, unless the Plan has been approved by the Company’s shareholders within twelve months before or after the date the Plan was adopted by the Administrator; and provided, further, that if such approval has not been obtained at the end of said twelve-month period, all Awards previously granted or awarded under the Plan to California Participants shall thereupon be canceled and become null and void.

6. Definitions. For purposes of this supplement, “Publicly Listed Company” means that the Company or its successor (i) is required to file periodic reports pursuant to Section 12 of the Exchange Act and (ii) the Shares are listed on one or more National Securities Exchanges (within the meaning of the Exchange Act) or is quoted on NASDAQ or a successor quotation system.